UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

WORKSPORT LTD.
(Exact name of registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, New York, United States 14224
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (888) 554-8789

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common	WKSP	The Nasdaq Stock Market LLC
Warrants	WKSPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2024, Worksport Ltd. (the “Company”), through its wholly owned subsidiary, Worksport USA Operations Corporation, a Colorado corporation (the “Borrower”), entered into a credit and security agreement (the “Agreement”) with Loeb Term Solutions LLC, an Illinois limited liability company (the “Lender”).

Pursuant to the terms of the Agreement, Lender provided the Borrower with a loan of $1,487,200, evidenced by a promissory note, dated September 4, 2024, by the Borrower for the benefit of Lender (the “Note”).

The transaction closed on September 4, 2024 at which time the Company received net proceeds of $1,437,997.98.

The Note stipulates principal interest payments by the Borrower on a weekly basis at an interest rate equal to the lesser of (i) the prime rate plus 7.00% per annum and (ii) the maximum rate allowed by law.

The Company and Worksport New York Operations Corporation, a Colorado corporation (the “Sub”) have separately each provided a guaranty in favor of the Lender, guaranteeing all obligations of the Borrower under the Agreement (“Guaranties”).

The Company, Borrower, and Sub have each granted the Lender a security interest in substantially all of its assets, excluding the Company’s real property located at 2500 North America Drive, Town of West Seneca, Erie County, New York, as collateral security for the obligations under the Agreement pursuant to security agreements entered with each of them (“Security Agreements”). The Lender holds a first-priority lien on certain Collateral and a second-priority lien on other Collateral, in accordance with an intercreditor agreement between the Lender and Amerisource Funding, Inc. (“Amerisource”).

The Agreement contained customary representations, warranties, covenants, and conditions precedent for transactions of this nature.

This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Note, the Indemnification Agreement, the Mortgage Access Agreement, the Guaranties and the Securities Agreements which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Agreement described in Item 1.01 of this Current Report on Form 8-K, on September 4, 2024, the Borrower issued the Lender a term promissory note (the “Note”) for a principal amount of up to $1,487,200. The Note bears interest at the lesser of (i) the prime rate plus 7.00% per annum and (ii) the maximum rate allowed by law. The Note shall be repayable in 155 weekly installments of principal and interest on each Wednesday commencing on the first Wednesday after the date of the Note, and then the 156th and final installment due on the 156th Wednesday after the date of the Note (the “Maturity Date”) of all outstanding principal, accrued interest, fees and all other amounts due hereunder. The weekly payments will first be applied to payment of interest, second to late charges and other fees, and the balance, if any, will be applied to the payment of principal.

The Agreement includes provisions for default, granting the Lender the right to demand immediate payment of the amounts under the Note. The Note is secured by a mortgage on the Company’s Collateral, and subject to the terms and conditions specified in the Agreement and related security instruments.

This summary does not purport to be complete and is qualified in its entirety by reference to the Note, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Credit and Security Agreement dated September 4, 2024, between Worksport USA Operations Corporation and Loeb Term Solutions LLC.

10.2#	Term Promissory Note, dated September 4, 2024, by Worksport USA Operations Corporation to the benefit of Loeb Term Solutions LLC.

10.3#	Guaranty dated September 4, 2024 by Worksport Ltd.

10.4#	Guaranty dated September 4, 2024 by Worksport New York Operations Limited.

10.5#	Security Agreement dated September 4, 2024 by Worksport USA Operations Corporation.

10.6#	Security Agreement dated September 4, 2024 by Worksport Ltd.

10.7#	Security Agreement dated September 4, 2024 by Worksport New York Operations Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#Certain sections, schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: September 10, 2024	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)